UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 28, 2025, Syros Pharmaceuticals, Inc. (the “Company”) entered into a letter agreement with Oxford Finance LLC (“Oxford”), which provided for the repayment by the Company of all amounts owed under the loan and security agreement, dated February 12, 2020 (as subsequently amended, restated and/or otherwise modified, the “Loan Agreement”), by and among the Company, Oxford, as collateral agent (the “Collateral Agent”), and the lenders from time to time party thereto (the “Lenders”). On February 28, 2025, upon payment by the Company of the Payoff Amount (as defined below), all of the Company’s indebtedness and obligations to the Lenders under the Loan Agreement and any other related loan and collateral security documents was deemed paid and discharged in full.

Pursuant to the terms of the letter agreement, the Collateral Agent and the Lenders agreed to accept a total payoff amount of approximately $6,000,000 (the “Payoff Amount”), in the form of cash and other, non-cash assets. The Collateral Agent and the Lenders agreed to apply any cash proceeds received in connection with the non-cash assets to the remainder of the Payoff Amount and, to the extent such cash proceeds exceed the remainder of the Payoff Amount prior to a stated date, to reassign any remaining non-cash assets to the Company and to repay the excess amount to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: March 4, 2025	By:	/s/ Matthew Foster
Matthew Foster
Chief Restructuring Officer